Exhibit 5.1 1251 Avenue of the Americas 20th Floor New York, New York 10020

December 21, 2021

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, Massachusetts 01801

RE:	Biofrontera Inc., a Delaware corporation
Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Biofrontera Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling stockholder listed in the Registration Statement under “Selling Stockholder” of up to 5,714,286 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of: (i) 1,350,000 issued and outstanding shares of Common Stock (the “Selling Stockholder Shares”) and (ii) 4,364,286 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of (a) 1,507,143 pre-funded warrants and (b) 2,857,143 common warrants (collectively, the “Warrants”)). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith;

(b) the Purchase Agreement;

(c) the form of Pre-Funded Warrant; and

(d) the form of Purchaser Warrant.

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Also, we have examined and relied upon the following:

(i) (A) true and correct copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Company, each as in effect the date hereof and as amended to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares, the Warrants and the Warrant Shares by the Company; and

(ii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company and the Selling Stockholder as set forth in the Purchase Agreement and (iii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents. All forms of documents are substantially identical to the corresponding documents that will be filed with the appropriate government agency or executed by the applicable parties.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Purchase Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Purchase Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Purchase Agreement have the legal capacity to execute the Purchase Agreement.

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(e) Authorization, Execution and Delivery of the Purchase Agreement. The Purchase Agreement and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Warrants and the Warrant Shares as contemplated by the Registration Statement and the Purchase Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Purchase Agreement.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

(1) the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable; and

(2) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor in accordance with the terms of the Warrants, will have been duly authorized and validly issued and will be fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations.

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP

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